RJL Wealth Management, LLC

CODE OF ETHICS

This Code of Ethics has been adopted by RJL Capital Management, LLC.

 The anti-fraud provisions of the Investment Advisors Act of 1940 and Federal and State Rules and Regulations make it unlawful for an investment advisor to directly or indirectly "employ any device, scheme or artifice to defraud client or prospective client" or to "engage in any transaction, practice, or course of business which operates as a fraud or deceit upon any client or prospective client." RJLWM Wealth Management, LLC (RJLWM) requires all of its associated persons to conduct business with the highest level of ethical standards and to comply with all applicable federal and state securities laws at all times. It is the Chief Compliance Officer’s (CCO) responsibility to ensure that the firm and anyone associated with it conducts business with the highest level of ethical standards.

The CCO will be responsible for establishing procedures to prevent and detect any violations of firm or regulatory rules and regulations. In addition, the CCO will be responsible for ensuring that all advisory personnel fully understand RJLWM’s policies and procedures and that a review system is established to make sure that these policies and procedures are effective and adhered to by all advisory personnel. The CCO will be responsible for ensuring that all employees receive a copy of, understand and agree to comply with the firm’s policies and procedures. All employees will receive a copy of this manual, which contains the firm’s Code of Ethics. All employees will sign a written acknowledgement that they have read, understand and agree to comply with all policies and procedures of RJLWM, which includes its Code of Ethics. All employees will be required to review these policies and procedures on a regular basis and will sign an annual acknowledgement. The CCO will be responsible for notifying all employees of any changes to any policies and procedures including this Code of Ethics.

The CCO has the responsibility to ensure that the interests of its clients come first. All of the firm’s employees will conduct business in an honest and fair manner. Full disclosure of all material facts and potential conflicts of interest will be provided to clients prior to any services being conducted. In addition, RJLWM has the responsibility to avoid all circumstances that might negatively affect or appear to affect its duty of complete loyalty to its clients. No one associated with the firm will engage in any conduct or act, directly, indirectly or through any other person that would be unlawful for such person to do under the provisions of any rules and regulations. Persons engaging in business practices that are unethical are subject to having their license denied, suspended or revoked. The following activities are unethical business practices:

• Forgery

• Embezzlement

• Theft

• Exploitation

• Non-disclosure

• Incomplete disclosure or misstatement of material facts

• Manipulative or deceptive practices

• Aiding or abetting any unethical practice

RJLWM and its investment advisor representatives will not engage in any dishonest or unethical conduct including, but not limited to:

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Recommending to a client the purchase, sale or exchange of any security without reasonable grounds for believing that the recommendation is suitable for the client based on the information furnished by the client after reasonable inquiry regarding the client’s investment objectives, financial situation and needs, and other information that is known by the investment advisor.

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Placing any trade for the purchase or sale of a security on behalf of a client and using discretionary authority without obtaining written authority from the client before implementing the trade. If discretionary authority relates only to the price at which, or the time when, an order involving a definite amount of a specific security shall be executed, written authority is not needed.

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Placing an order to purchase or sell a security for a client account without authority to do so.

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Recommending or implementing trades in a client’s account that are excessive in size or frequency with respect to the client’s financial resources, investment objectives and the character of the account.

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Placing an order to purchase or sell a security on behalf of a client upon receiving instructions to do so through a third party, unless written third-party trading authorization has previously been obtained.

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Borrowing money or securities from a client.

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Loaning money to a client.

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Misrepresenting the qualifications of RJLWM, its investment advisor representatives or any of its employees, the nature of the advisory services offered, or the fees to be charged to any advisory client.

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Omitting from any written or verbal communication a material fact that would make statements regarding qualifications, services or fees misleading.

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Providing reports or recommendations to any advisory clients that have been prepared by someone other than RJLWM without disclosing that fact to the clients. This does not apply to situations where the firm uses published research reports or statistical analyses when providing advice or when the firm orders such a report in the normal course of providing services to clients.

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Charging fees that are unreasonable relative to the types of services provided the experience and knowledge of the investment advisor representative providing the services, and the sophistication of the client. In addition, disclosure that similar services may be available for lower fees from other advisors must be made to all clients.

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Failing to disclose material conflicts of interest in relation to the advisor or any of   its employees in writing prior to providing services if such information could reasonably cause the advice to be biased and not objective. Some examples include the following:

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Existing compensation arrangements connected with advisory services provided to clients that are in addition to compensation received from clients for the advisory services.

o

Acting in the capacity as an investment advisor or investment advisor representative and a registered representative or insurance agent on a transaction where a fee can be charged for advisory services and a commission can be charged for implementing a trade as a result of the advice provided.

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Providing advice and guaranteeing the client that a gain or no loss will occur as a result of the advice.

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Publishing, circulating, or distributing any advertisement that has not been approved by RJLWM and that does not comply with the proper regulatory requirements.

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Disclosing any confidential information of any client, unless required by law to do so or having received written authorization from the client to do so.

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Failing to provide the proper disclosure documents (Form ADV Part 2A or a similar disclosure document containing at least the information required in Form ADV Part 2A and Part 2B Supplement) prior to or at the time of executing a client agreement for advisory services.

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Failing to establish, maintain and enforce written policies and procedures reasonably designed to prevent the misuse of material, non-public information.

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Entering into, extending or renewing an agreement for advisory services unless such agreement is in writing.

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Entering into, extending or renewing any investment advisory contract (client agreement) contrary to the provisions of Section 205 of the Investment Advisors Act of 1940.

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Creating any condition, stipulation or provision as part of any advisory client agreement that limits or attempts to limit the liability of RJLWM or any of its employees for willful misconduct or gross negligence.

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Engaging in any act, practice or course of business that is fraudulent, deceptive, or manipulative in contrary to any rules or regulations established by all governing regulatory bodies.

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Entering into any relationship that may result in a money laundering investigation.

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Accepting gifts having a value of greater than $100.

Insider Trading

Improper use of inside information used when conducting any securities transaction is a serious violation of securities laws and will not be tolerated.

Any person having access to material, non-public information will violate anti-fraud provisions of the federal securities laws by effecting transactions or communicating such information for the purpose of effecting transactions in such securities without public disclosure of the information.

The CCO shall be responsible for establishing, implementing, monitoring and enforcing all of the firm’s policies and procedures regarding insider trading. If any associated person is unsure whether information could violate the firm’s policies and procedures on insider trading or has questions on any aspect of the firm’s policies and procedures on insider trading, questions should be directed to the CCO prior to implementing any trades. The prohibition on the use of inside information extends to family members, associates and acquaintances of the person coming into possession of such information.

"Material information" is that which in reasonable and objective consideration might affect the value of the corporation’s stock or securities, would clearly affect investment judgment, or which bears on the intrinsic value or the corporation’s stock.

"Non-public information" is information that has not yet been effectively communicated to the general public. Information communicated through any form of publication that could be circulated to the general public would not be considered non-public information.

Any time an associated person determines that they have received material, non-public information; it must be reported to the CCO immediately. Persons having knowledge of the material, non-public information will not place any securities transactions in securities relating to such information for any account. In addition, no recommendations will be made in relation to any securities affected by the information. Information will be communicated only to the CCO who will then determine the appropriate course of action. The CCO will communicate this to the associated person(s) having knowledge of the information.

The CCO is responsible for supervising all associated persons and employees conducting advisory business and is responsible for restricting, as much as possible, the number of employees having access to any inside information. Only those employees with a need to know such information for the purpose of their job performance will have such information disclosed to them. If such information must be disclosed to an employee, the CCO will document the following:

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The name of the employee that the information was communicated to

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The employee’s position within the company

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The name of the security affected

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The name of the person requesting communication of the information

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The reason for the communication

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The nature of the communication

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The date of the communication

The CCO is responsible for establishing procedures, reviewing procedures, updating procedures, and ensuring that all employees are made aware of and understand procedures regarding insider trading policies. RJLWM’s policies will be reviewed on a regular basis and updated as necessary. Any questions in relation to the firm’s policies on inside information should be directed to the CCO.

The CCO or the designee will perform the following procedures no less than quarterly for the purpose of detecting insider trading:

• Review trading activity reports or confirmations and statements for each officer, director, investment advisor representative and employee of RJLWM

• Review and monitor the trading activity of accounts managed by RJLWM

If anyone detects an insider trading violation, they must report it to the CCO immediately. The CCO will take immediate action to determine if a violation has occurred. Any violations will be reported to Raymond J Lucia, Jr and the Lucia Securities Compliance/Supervision Department along with a report of what actions have been taken and a recommendation for further action.

The consequences for trading on or communicating material, non-public information are severe. Consequences can be imposed on the persons involved in insider trading and their employer. Penalties can be imposed even if the parties involved do not personally benefit from the activities involved in the violation. In addition to the regulatory and criminal penalties that could be imposed, associated persons can expect that any violation of RJLWM’s insider trading policy will result in serious penalties to all parties involved, including dismissal from employment with the firm.

Personal Securities Transactions

RJLWM and its employees may buy or sell securities or hold a position in securities identical to the securities recommended to clients. It is the firm’s policy that no employee will put his or her interest before a client’s interest.

Employees may not trade ahead of any client or trade in a way that would cause the employee to obtain a better price than the price a client would obtain. In addition, all employees are prohibited from trading on nonpublic information and from sharing such information. RJLWM’s employees may not invest in an initial public offering (IPO) for their own accounts or those of related household members.

Brokerage Accounts

All of RJLWM’s employees or family household members having ownership or control of a brokerage account must use Lucia Securities to establish a brokerage account, unless the CCO and Lucia Securities grant an exception.

The following are examples of ownership or control:

• An account in which the employee has direct ownership, such as a cash account registered in the name of the employee

• An account for which an employee may advise on transactions for the account, such as an account where the employee makes recommendations and decisions for a family member in his or her capacity as a registered representative or investment advisor representative

• Any account that is owned by a family member of an employee when the family member lives with the employee and the employee provides 50% or more or the family member’s support

• An account that is managed by the employees such as an account where the employee has discretionary authority on the account

• An account where an employee exercises control by virtue of legal capacity, such as a corporate account, partnership account, LLC account, trust account, guardianship account, UTMA/UGMA accounts, power of attorney authority, etc.

If an employee is unsure whether he or she would maintain ownership or control, the employee must direct any questions to the CCO prior to establishing or maintaining an account.

All investment advisor representatives who are also registered representatives of Lucia Securities are required to follow the Lucia Securities Personal Securities Transactions Policy.

Reporting Requirements

Investment advisor representatives or associated persons of RJLWM and Investment advisor representatives that are also Lucia Securities registered representatives are required to do the following:

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Complete a Lucia Securities  Brokerage Account Disclosure Form and deliver it to the COO.

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Note on all brokerage account applications that they are affiliated with Lucia Securities & RJLWM; and request duplicate confirmations and statements be are sent to:

RJL Wealth Management, LLC

Attn: Compliance Department

13520 Evening Creek Drive North Suite 300

San Diego, CA 92128

The CCO will review all statements and trade confirmation and discuss any questions or concerns with the investment advisor representative or associated person and note same on the confirmation and/or statement; or the CCO will initial the document as having been reviewed.

Any employee that becomes aware of a violation or a potential violation of RJLWM’s Code of Ethics must report the situation to the CCO immediately. The will take all precautions to ensure the anonymity of any employee reporting a violation or potential violation. If the source of information is known, any retaliation towards the reporting party will be considered a further violation of this Code and would be subject to the disciplinary actions previously disclosed in this Code.

This Code of Ethics, which includes RJLWM’s Insider Trading and Personal Securities Transactions Policies, will be described to clients in the firm’s Form ADV Part 2. The Form ADV Part 2 will also disclose that a client may request a complete copy of this section of the manual at any time. If a client requests a copy, the firm’s will send a copy to the client within two business days upon receipt of request.